Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE:	CONTACT:
Terence R. Montgomery
610-480-8000
terry.montgomery@infrasourceinc.com

Laura Martin
212-889-4350
laura.martin@taylor-rafferty.com
INFRASOURCE SERVICES, INC. REPORTS THIRD QUARTER 2005 RESULTS
Revenues increased 42% to $229.9 million
Net income increased 29% to $6.6 million
Recent transmission and substation contract awards of $76 million
MEDIA, PA — November 2, 2005 — InfraSource Services, Inc. (NYSE:IFS), one of the largest specialty contractors servicing utility transmission and distribution infrastructure in the United States, today announced its financial results for the third quarter ended September 30, 2005.
Third Quarter Results
Revenues for the third quarter 2005 increased $68.0 million, or 42%, to $229.9 million, compared to $161.9 million for the same quarter in 2004. This increase was due to growth in revenues from each of our electric, natural gas, and telecommunication end markets.
Net income for the third quarter 2005 was $6.6 million, or $0.16 per diluted share, including a gain on disposition of discontinued operations, a reduction to insurance reserves, and the write-off of due diligence costs associated with an abandoned acquisition, versus net income of $5.1 million, or $0.13 per diluted share, for the third quarter last year. Excluding the items in the attached table, income as adjusted (non-GAAP) was $6.0 million for the third quarter 2005 versus income as adjusted of $5.6 million for the same quarter in 2004.
Reconciliations of net income to the non-GAAP financial measures income as adjusted, EBITDA from continuing operations and EBITDA from continuing operations as adjusted are included in the attached tables.
EBITDA from continuing operations for the third quarter 2005 was $19.5 million, including the insurance reserve adjustment and the write-off of due diligence costs mentioned above, compared to $17.2 million for the third quarter 2004. Excluding the items in the attached table,
- More -

EBITDA from continuing operations as adjusted increased $2.2 million, or 13%, to $19.6 million for the third quarter 2005 versus $17.4 million for the third quarter a year ago.
The aforementioned gain on disposition of discontinued operations relates to the previously announced dispositions of Electric Services, Inc. and Utility Locate and Mapping Services, Inc. The insurance reserve adjustment mentioned above is a result of updated actuarial estimates reflecting favorable loss development in our self insured retentions. The aforementioned write-off of due diligence costs relates to an acquisition opportunity that the Company pursued over the past year. In the third quarter, the Company decided to not pursue this opportunity. These items will be discussed in the Company’s quarterly filing with the Securities and Exchange Commission.
Backlog & New Awards
At the end of the third quarter 2005, total backlog was $819 million, a 3% decrease compared to the end of the second quarter 2005 and 17% less than at the end of the third quarter 2004. This decline was anticipated due to the backlog burn associated with multi-year natural gas master service agreements that renew on a cycle of 2-3 years. Approximately $150 to $170 million of this backlog is expected to be performed during the balance of 2005, and approximately $400 to $420 million is expected to be performed during the next calendar year.
Among the contracts awarded to us during the third quarter 2005 were 6 transmission line projects totaling $57 million and a substation project of $19 million. We also performed approximately $9 million of storm work related to power restoration efforts in the Gulf region following Hurricanes Katrina and Rita.
“We are pleased with our results for the quarter, including our contributions to the restoration efforts following Hurricanes Katrina and Rita. We continue to believe that we are well positioned to benefit from increased utility spending on electric transmission infrastructure. The level of activity in our end markets, as evidenced by the strength of our bidding activity, particularly for electric transmission lines, remains high. Our quarterly revenue and earnings will continue to depend on the timing and scope of contract awards, especially those for large transmission lines. Our backlog will depend on our contract awards and the cycle of our natural gas master service agreement renewals” said David Helwig, Chief Executive Officer.
Nine Months Financial Review
Revenues for the nine months ended September 30, 2005 increased $192.0 million, or 43%, to $642.2 million, compared to $450.2 million for the same period in 2004. This increase was due to growth in revenues from each of our electric, natural gas, and telecommunication end markets, including organic growth and the 2004 acquisitions of EnStructure and Utili-Trax. This growth was achieved despite the completion of the Path 15 project last year, a substantial portion of which was recognized in the nine months ended September 30, 2004.
Net income for the nine months ended September 30, 2005 was $7.9 million, or $0.20 per diluted share, including an after-tax loss of $5.1 million related to the previously announced
- More -

underground construction project, versus net income of $4.1 million, or $0.12 per diluted share, for the same period last year. Excluding the items in the attached table, income as adjusted was $7.8 million for the nine months ended September 30, 2005, including the underground project loss, versus income as adjusted of $14.7 million for the same period in 2004.
EBITDA from continuing operations for the nine months ended September 30, 2005 was $42.8 million, including the $9.0 million pre-tax loss on the aforementioned underground construction project, compared to $41.4 million for the nine months ended September 30, 2004. Excluding the items in the attached table, EBITDA from continuing operations as adjusted was $39.9 million for the nine months ended September 30, 2005, including the project loss, versus $49.9 million for the same period a year ago.
Conference Call
InfraSource has scheduled a conference call for November 2, 2005 at 9:00AM EDT to discuss the results for the quarter. This conference call will be webcast live on the InfraSource website at www.infrasourceinc.com by clicking on the investors, webcasts & presentations links. A webcast replay will be available immediately following the call at the same location on the website through November 1, 2006. For those investors who prefer to participate in the conference call by phone, please dial (719) 457-2661. An audio replay of the conference call will be available shortly after the call through November 9, 2005 by calling (719) 457-0820 and using passcode 8082412. For more information, please contact Laura Martin at Taylor Rafferty at (212) 889-4350.
About InfraSource
InfraSource Services, Inc. (NYSE: IFS) is one of the largest specialty contractors servicing utility transmission and distribution infrastructure in the United States. InfraSource designs, builds, and maintains transmission and distribution networks for utilities, power producers, and industrial customers. Further information can be found at www.infrasourceinc.com.
- More -

Safe Harbor Statement
Certain statements contained in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations about future events. When used in this press release, the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “will,” “should,” “may,” and similar expressions, or the negative of such words and expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. However, these statements are subject to a number of risks and uncertainties affecting our business. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect as a result of these risks and uncertainties and other factors, which include, but are not limited to: (1) technological, structural and cyclical changes that could reduce the demand for the services we provide; (2) loss of key customers; (3) the impact of variations between actual and estimated costs under our contracts, particularly our fixed-price contracts; (4) our ability to successfully bid for and perform large-scale project work; (5) work hindrance due to inclement weather events; (6) the award of new contracts and the timing of the performance of those contracts; (7) project delays or cancellations; (8) the failure to meet schedule or performance requirements of our contracts; (9) the uncertainty of implementation of the recently enacted federal energy legislation; (10) the presence of competitors with greater financial resources and the impact of competitive products, services and pricing; (11) successful integration of acquisitions into our business; (12) close out of certain of our projects may or may not occur as anticipated or may be unfavorable to us; and (13) other factors detailed from time to time in our reports and filings with the Securities and Exchange Commission. Except as required by law, we do not intend to update forward-looking statements even though our situation may change in the future.
- Tables to Follow -

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2004	September 30, 2005	September 30, 2004	September 30, 2005

Contract revenues	$161,876	$229,880	$450,220	$642,180
Cost of revenues	136,194	197,769	377,205	570,622

Gross Profit	25,682	32,111	73,015	71,558

Selling, general and administrative expenses	16,405	20,354	46,548	54,854
Merger related costs	(334)	66	(334)	218
Provision (recoveries) of uncollectible accounts	104	61	(367)	145
Amortization of intangible assets	2,420	1,001	10,989	4,311

Income from operations	7,087	10,629	16,179	12,030
Interest income	228	132	350	354
Interest expense and amortization of debt discount	(1,969)	(2,170)	(8,161)	(5,872)
Loss on early extinguishment of debt	—	—	(5,549)	—
Other income, net	1,390	735	2,253	5,749

Income before income taxes	6,736	9,326	5,072	12,261
Income tax expense	2,760	4,021	2,029	5,255

Income from continuing operations	3,976	5,305	3,043	7,006
Discontinued operations:
Income (loss) from discontinued operations (net of income tax provision (benefit) of $282, $(359), $289, and $(625), respectively)	483	(529)	461	(898)
Gain on disposition of discontinued operations (net of income tax provision of $413, $1,432, $413 and $1,432, respectively)	593	1,790	593	1,790

Net income	$5,052	$6,566	$4,097	$7,898

Basic income per share:
Income from continuing operations	$0.10	$0.14	$0.09	$0.18
Income (loss) from discontinued operations	0.01	(0.01)	0.01	(0.02)
Gain on disposition of discontinued operations	0.02	0.04	0.02	0.04

Net income	$0.13	$0.17	$0.12	$0.20

Weighted average basic common shares outstanding	38,690	39,139	33,924	39,059

Diluted income per share:
Income from continuing operations	$0.10	$0.13	$0.09	$0.18
Income (loss) from discontinued operations	0.01	(0.01)	0.01	(0.02)
Gain on disposition of discontinued operations	0.02	0.04	0.02	0.04

Net income	$0.13	$0.16	$0.12	$0.20

Weighted average diluted common shares outstanding	39,653	40,090	34,918	40,008

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share amounts)

	December 31,	September 30,
	2004	2005
ASSETS

Current assets:
Cash and cash equivalents	$21,222	$2,520
Restricted Cash	5,000	—
Contract receivables (less allowances for doubtful accounts of $3,305 and $2,868, respectively)	104,840	138,731
Costs and estimated earnings in excess of billings	59,640	105,933
Inventories	9,864	10,504
Deferred income taxes	2,886	2,125
Other current assets	10,781	11,083
Current assets — discontinued operations	10,699	—

Total current assets	224,932	270,896

Property and equipment (less accumulated depreciation of $30,636 and $49,511, respectively)	143,532	144,070
Goodwill	134,478	134,750
Intangible assets (less accumulated amortization of $14,950 and $18,342, respectively)	6,795	2,484
Deferred charges and other assets, net	11,766	11,851
Deferred income taxes	1,187	—
Noncurrent assets — discontinued operations	1,732	—

Total assets	$524,422	$564,051

Current liabilities:
Current portion of long-term debt and capital lease obligations	$900	$881
Note payable — related party	—	1,000
Revolving credit facility borrowings	—	27,000
Other liabilities — related parties	3,904	9,400
Accounts payable	33,342	32,690
Accrued compensation and benefits	17,525	22,608
Other current and accrued liabilities	19,570	22,048
Accrued insurance reserves	26,042	28,229
Billings in excess of costs and estimated earnings	10,728	11,685
Deferred revenues	5,359	6,467
Current liabilities — discontinued operations	8,526	—

Total current liabilities	125,896	162,008

Long-term debt, net of current portion	83,878	83,219
Long-term debt — related party	1,000	—
Deferred revenues	16,935	16,629
Other long-term liabilities — related parties	8,493	—
Deferred income taxes	—	3,322
Other long-term liabilities	4,226	4,304
Non-current liabilities — discontinued operations	11	—

Total liabilities	240,439	269,482

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $.001 par value (authorized — 12,000,000 shares; 0 shares issued and outstanding)	—	—
Common stock $.001 par value (authorized — 120,000,000 shares; issued and outstanding — 38,942,728 and 39,283,591, respectively)	39	39
Treasury stock at cost (0 and 29,870, respectively)	—	(137)
Additional paid-in capital	272,954	277,460
Deferred compensation	(329)	(2,115)
Retained earnings	10,911	18,809
Accumulated other comprehensive income	408	513

Total shareholders’ equity	283,983	294,569

Total liabilities and shareholders’ equity	$524,422	$564,051

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(Unaudited)
(In thousands)
We believe investors’ understanding of our operating performance is enhanced by disclosing the following non-GAAP financial measures: income as adjusted, EBITDA from continuing operations, and EBITDA from continuing operations as adjusted. We present these non-GAAP financial measures primarily as supplemental performance measures because we believe they facilitate operating performance comparisons from period to period and company to company as they exclude items that we believe are not representative of our core operations. In addition, we believe that these measures are used by financial analysts as measures of financial performance of us and other companies in our industry. These non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.
We define income as adjusted as GAAP net income, adjusted to exclude certain significant items (after-tax). For the periods shown in this press release, the significant items include discontinued operations, expenses associated with the September 2003 acquisition of InfraSource Incorporated, income relating to the reversal of a litigation judgment entered against the Company in connection with a proposed 1999 acquisition, amortization of intangibles arising from acquisitions, expenses relating to our initial public offering, loss on early extinguishment of debt, severance and personnel expenses associated with the acquisitions of EnStructure and Utili-Trax, write-off of due diligence costs associated with an abandoned acquisition, stock compensation expenses associated with the issuance of common stock and an insurance reserve adjustment relating to 2005 and prior years. We define EBITDA from continuing operations as net income before discontinued operations, income tax expense, interest expense, interest income, depreciation and amortization for the periods shown. We define EBITDA from continuing operations as adjusted as EBITDA from continuing operations, adjusted for certain significant items (pre-tax). For the periods shown in this press release, the significant items include expenses associated with the acquisition of InfraSource Incorporated, income relating to the reversal of a litigation judgment entered against the Company in connection with a proposed 1999 acquisition, expenses relating to our initial public offering, loss on early extinguishment of debt, severance and personnel expenses associated with the acquisitions of EnStructure and Utili-Trax, write-off of due diligence costs associated with an abandoned acquisition, stock compensation expenses associated with the issuance of common stock and an insurance reserve adjustment relating to 2005 and prior years.
Because these measures facilitate internal comparison of our historical financial position and operating performance on a more consistent basis, we also use these measures for business planning and analysis purposes, in measuring our performance relative to that of our competitors and/or in evaluating acquisition opportunities.

	Three Months Ended	Three Months Ended
	September 30, 2004	September 30, 2005
Net income (GAAP)	$5,052	$6,566
Income from discontinued operations (net of tax)	(1,076)	(1,261)
Merger related expenses	(197)	38
Amortization of intangible assets relating to purchase accounting	1,428	569
EnStructure / Utili-Trax severance and personnel expenses	277	—
Abandoned acquisition due diligence costs	—	976
Stock compensation expenses	—	144
Insurance reserve adjustment	68	(1,079)

Income as adjusted (a non-GAAP financial measure)	$5,552	$5,953

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended	Three Months Ended
	September 30, 2004	September 30, 2005

Net income (GAAP)	$5,052	$6,566

Income from discontinued operations (net of tax)	(1,076)	(1,261)

Income tax expense	2,760	4,021

Interest expense	1,969	2,170

Interest income	(228)	(132)

Depreciation	6,263	7,117

Amortization of intangible assets	2,420	1,001

EBITDA from continuing operations (a non-GAAP financial measure)	17,160	19,482

Merger related expenses	(334)	66

EnStructure / Utili-Trax severance and personnel expenses	470	—

Abandoned acquisition due diligence costs	—	1,715

Stock compensation expenses	—	254

Insurance reserve adjustment	115	(1,897)

EBITDA from continuing operations as adjusted (a non-GAAP financial measure)	$17,411	$19,620

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Nine Months Ended	Nine Months Ended
	September 30, 2004	September 30, 2005
Net income (GAAP)	$4,097	$7,898
Income from discontinued operations (net of tax)	(1,054)	(892)
Merger related expenses	(200)	125
Litigation judgment reversal	—	(2,163)
Amortization of intangible assets relating to purchase accounting	6,593	2,463
IPO related expenses	1,457	—
Loss on early extinguishment of debt	3,329	—
EnStructure / Utili-Trax severance and personnel expenses	282	—
Abandoned acquisition due diligence costs	—	980
Stock compensation expenses	—	145
Insurance reserve adjustment	191	(754)

Income as adjusted (a non-GAAP financial measure)	$14,695	$7,802

	Nine Months Ended	Nine Months Ended
	September 30, 2004	September 30, 2005
Net income (GAAP)	$4,097	$7,898
Income from discontinued operations (net of tax)	(1,054)	(892)
Income tax expense	2,029	5,255
Interest expense	8,161	5,872
Interest income	(350)	(354)
Depreciation	17,577	20,714
Amortization of intangible assets	10,989	4,311

EBITDA from continuing operations (a non-GAAP financial measure)	41,449	42,804

Merger related expenses	(334)	218
Litigation judgment reversal	—	(3,785)
IPO related expenses	2,429	—
Loss on early extinguishment of debt	5,549	—
EnStructure / Utili-Trax severance and personnel expenses	470	—
Abandoned acquisition due diligence costs	—	1,715
Stock compensation expenses	—	254
Insurance reserve adjustment	319	(1,319)

EBITDA from continuing operations as adjusted (a non-GAAP financial measure)	$49,882	$39,887